UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 29, 2005

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 924-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2005, the Company’s Board of Directors approved certain increases in compensation payable to non-employee directors, effective October 1, 2005. The increases in compensation are as follows: (i) the annual cash retainer paid to non-employee directors increased to $45,000 from $35,000, (ii) the annual fee paid to the Chair of the Audit Committee of the Board of Directors increased from $15,000 to $20,000, and (iii) the annual fee paid to members of the Audit Committee of the Board of Directors increased from $5,000 to $10,000. The Company’s Lead Independent Director will continue to receive an annual fee of $20,000 per year. The Chairs of the Compensation and the Corporate Governance and Nominating Committees of the Board of Directors will continue to receive an annual fee of $10,000. Members of the Compensation and the Corporate Governance and Nominating Committees of the Board of Directors will continue to receive an annual fee of $5,000.

Each of the foregoing annual fees is paid in cash in four equal quarterly installments. No changes were made at this time to the equity compensation paid to non-employee directors.

A summary of the Company’s non-employee director compensation, reflecting these recent changes, is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1	Summary of Polycom, Inc. Non-Employee Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ MICHAEL R. KOUREY
Michael R. Kourey
Senior Vice President, Finance and Administration, and Chief Financial Officer

Date: October 5, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Summary of Polycom, Inc. Non-Employee Director Compensation